                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                            CLARION INVESTMENT TRUST



                                TABLE OF CONTENTS

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                                                                                            ----
ARTICLE I Name and Definitions................................................................1

         Section 1.        Name...............................................................1

         Section 2.        Definitions........................................................1

ARTICLE II Purpose of Trust...................................................................2

ARTICLE III Shares............................................................................3

         Section 1.        Division of Beneficial Interests...................................3

         Section 2.        Ownership of Shares................................................4

         Section 3.        Transfer of Shares.................................................4

         Section 4.        Investments in the Trust...........................................5

         Section 5.        Status of Shares and Limitation of Personal Liability..............5

         Section 6.        Establishment and Designation of Series (or Class).................5

         Section 7.        Indemnification of Shareholders....................................7

ARTICLE IV Trustees...........................................................................8

         Section 1.        Election of Trustees...............................................8

         Section 2.        Number, Election and Tenure........................................8

         Section 3.        Effect of Death, Resignation or Removal of a Trustees..............8

         Section 4.        Powers.............................................................9

         Section 5.        Payment of Expenses by the Trust..................................12

         Section 6.        Payment of Expenses by Shareholders...............................13

         Section 7.        Ownership of Assets of the Trust..................................13

         Section 8.        Service Contracts.................................................13

         Section 9.        Trustees and Officers as Shareholders.............................14

ARTICLE V Shareholders' Voting Powers and Meetings...........................................15

         Section 1.        Voting Powers, Meetings, Notice and Record Dates..................15

         Section 2.        Quorum and Required Vote..........................................15

         Section 3.        Additional Provisions.............................................16

ARTICLE VI Net Asset Value, Distributions and Redemptions....................................16

         Section 1.        Determination of Net Asset Value, Net Income, and Distributions...16

         Section 2.        Redemptions and Repurchases.......................................16

ARTICLE VII Compensation and Limitation of Liability of Trustees.............................17

         Section 1.        Compensation......................................................17

         Section 2.        Indemnification and Limitation of Liability.......................17

         Section 3.        Trustee's Good Faith Action; Expert Advice; No Bond or Surety.....18

         Section 4.        Insurance.........................................................19

ARTICLE VIII Miscellaneous...................................................................19

         Section 1.        Liability of Third Persons Dealing with Trustees..................19

         Section 2.        Termination of Trust or Series....................................19

         Section 3.        Reorganization and Master/Feeder..................................20

         Section 4.        Amendments........................................................20

         Section 5.        Filing of Copies, References, Headings............................21

         Section 6.        Applicable Law....................................................21

         Section 7.        Provisions in Conflict with Law or Regulations....................22

         Section 8.        Business Trust Only...............................................22

         Section 9.        Derivative Actions................................................22

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                            Clarion Investment Trust


          THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth,

          NOW, THEREFORE, the Initial Trustee hereby directs that the Certificate of Trust be filed with Office of the Secretary of State of the State of Delaware, and the Initial Trustee does hereby declare that the Trustees will hold in trust all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares in the Trust.

                                   ARTICLE I

                              NAME AND DEFINITIONS

          Section 1. Name. This Trust shall be known as "Clarion Investment Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

          Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

          (b) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

          (c) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

          (d) "Commission" means the Securities and Exchange Commission;

          (e) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

          (f) "Delaware Act" means the Delaware Business Trust Act, 12 Del.C 'SS''SS' 3801 et seq., as amended from time to time;

          (g) "Initial Trustee" means the person who has signed this Declaration of Trust;

          (h) "Manager" means a party furnishing services to the Trust pursuant to an investment management or investment advisory agreement described in
Article IV, Section 8(a) hereof;

          (i) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

          (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

          (k) "Principal Underwriter" shall have the meaning given to it in the 1940 Act;

          (l) "Series" means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

          (m) "Shareholder" means a beneficial owner of outstanding Shares;

          (n) "Shares" means the Shares of beneficial interest into which the beneficial interest in the Trust shall be divided, from time to time, and includes fractions of Shares as well as whole Shares;

          (o) "Trust" means the Delaware business trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

          (p) "Trust Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust; and

          (q) "Trustees" means the Initial Trustee, and all other Persons who may, from time to time, be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in her or his or their capacity as Trustees hereunder.

                                   ARTICLE II

                                PURPOSE OF TRUST

          The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, and to carry on such other business as the Trustees may, from time to time, determine pursuant to their authority under this Declaration of Trust.

                                  ARTICLE III

                                     SHARES

          Section 1. Division of Beneficial Interests. The beneficial interests in the Trust may be divided into one or more Series. Each Series may be divided into one or more Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interests in the Trust or in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may, from time to time, determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number, or issue dividends in Shares with respect to Shares of any Series or Class, without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series or Class thereof, (v) to classify or reclassify any issued Shares of any Series or Class thereof into Shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable.

          Subject to the distinctions permitted among Classes or otherwise in Shares of the same Series as established by the Trustees consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series or Class thereof, the applicable Shareholder shall be entitled to be paid solely out of the funds and property of such Series or Class thereof of the Trust.

          All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

          All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no appraisal, preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

          Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series (or Class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or Class) and as to the number of Shares of each Series (or Class) held, from time to time, by each Shareholder.

          Section 3. Transfer of Shares. As used herein, the term "Transfer" shall mean assignment, transfer, sale or other disposition of Shares, including any right to receive any allocations and distributions attributable to Shares. Verbs, adverbs or adjectives such as "Transfer," "Transferred" and "Transferring" have correlative meanings. The Board of Trustees may not consent to a Transfer unless the Person to whom or which Shares are Transferred meets any eligibility standards established by the Board of Trustees from time to time as described in Schedule 1 of this Agreement. In addition, the Board of Trustees may not consent to a Transfer if such Transfer would disqualify any Series as a "regulated investment company" under Subchapter M under the Internal Revenue Code of 1986, as amended (or any successor statute thereto). Each Shareholder and Transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Trust in connection with any Transfer. In connection with any request to Transfer Shares, the Board of Trustees may require the Shareholder requesting the Transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Board of Trustees as to these matters as the Board of Trustees may reasonably request.

          In the event the Board of Trustees consents to a Transfer as provided in this Section 3, the Transferring Shareholder and the Transferee each will indemnify and hold harmless the Trust, the Trustees, the Manager, each other Shareholder and any affiliated person (within the meaning of the 1940 Act) of the Trust, against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses), joint or several, to which these Persons may become subject by reason of or arising from
(1) any Transfer made by the Shareholder in violation of this Section 3 and (2) any misrepresentation by the Transferring Shareholder or the Transferee in connection with the Transfer.

          Except as otherwise provided by the Trustees, Shares shall be Transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of Transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of the execution and authorization thereof as may be required by the Trustees and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the Transfer shall be recorded on the books of the Trust. Until a Transfer is so recorded, the record holder of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent, shareholder servicing agent or similar agent, any officer, employee or agent of the Trust, shall be affected by any notice of a proposed Transfer.

          Section 4. Investments in the Trust.. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees, from time to time, may authorize.

          Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Except as specifically provided herein, no Shareholder shall be personally liable for the debts, liabilities, obligations or expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class. Every note, bond, contract or other understanding issued by or on behalf of the Trust or Trustees relating to the Trust or to a Series or Class may include a recitation limiting the obligation represented thereby to the Trust or to one or more Series or Class and its respective assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

          Section 6. Establishment and Designation of Series (or Class). Without obtaining any authorization or vote of the Shareholders of any Series or Class thereof (except as otherwise required by the 1940 Act), the establishment and designation of any Series (or Class) of Shares shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or Class), whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

          Shares of each Series (or Class) established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

          (a) Assets Held with Respect to a Particular Series (or Class). All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series (or Class) for all purposes, subject only to the rights of creditors of such Series (or Class thereof to the extent provided below), and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series (or Class thereof). In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (and the Classes thereof) (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series (and the Classes thereof) in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series (and the Classes thereof) shall be assets held with respect to that Series and such Classes. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. Separate and distinct records shall be maintained for each Series (and the Classes thereof) and the assets held with respect to each Series (and the Classes thereof) shall be held and accounted for separately from the assets held with respect to all other Series (and the Classes thereof) and the General Assets of the Trust not allocated to such Series or Classes.

          (b) Liabilities Attributable to a Particular Series (or Class). The assets of the Trust held with respect to each particular Series (or Class thereof) shall be charged exclusively with the liabilities of the Trust attributable to that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class. Any general liabilities of the Trust that are not readily identifiable as being attributable to any particular Series (and the Classes thereof) shall be allocated and charged by the Trustees to and among any one or more of the Series (and the Classes thereof) in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series (and the Classes thereof) are herein referred to as "liabilities attributable to" that Series (or Class thereof). Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. All liabilities attributable to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this limitation on the liability of each Series shall be set forth in the Certificate of Trust or in an amendment thereto prior to the issuance of any Shares of a Series. To the extent that the Trustees, pursuant to Section 2 of
Article VII hereof, include a Class limitation on liability in any note, bond, contract, instrument, certificate or undertaking made with respect to any Class, the parties to such note, bond, contract, instrument, certificate or undertaking shall look only to the assets of such Class in satisfaction of the liabilities arising thereunder and not to the assets of any other Class of the applicable Series.

          (c) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provision of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon dissolution of the Trust or of any Series (or Class) thereof with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class thereof) shall be effected by the Trust other than from the assets held with respect to such Series (or Class thereof), nor shall any Shareholder of any particular Series (or Class thereof) otherwise have any right or claim against the assets held with respect to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (d) Equality. All the Shares of each particular Series (or Class thereof) shall represent an equal proportionate interest in the assets held with respect to that Series (or Class thereof), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the liabilities attributable to that Series and such rights and preferences as may have been established and designated with respect to Classes, or otherwise, of Shares within such Series).

          (e) Fractions. Any fractional Share of a Series (or Class thereof) shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust.

          (f) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series (or Class thereof), unless otherwise required by applicable law, to combine the assets and liabilities attributable to any two or more Series (or Classes) into assets and liabilities attributable to a single Series or Class.

          (g) Elimination of Series. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by resolution of a majority of the Trustees abolish that Series (or Class) and rescind the establishment and designation thereof and may thereafter establish a new Series (or Class) with such designation and otherwise as herein provided.

          Section 7. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or such Person's heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all cost and expense reasonably incurred in connection with such claim or demand, but only out of the assets held with respect to the particular Series (or Class thereof) of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose. The Series (or Class thereof) may, at its option, and shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of such Series and satisfy any judgment thereon.

                                   ARTICLE IV

                                    TRUSTEES

          Section 1. Election of Trustees. Upon the issuance of beneficial interests of the Trust, the initial shareholder or shareholders of the Trust shall each elect the Trustees of the Trust; to the extent that persons so elected are different from the Initial Trustee, such persons shall replace the Initial Trustee as Trustees of the Trust.

          Section 2. Number, Election and Tenure. The Initial Trustee shall be Daniel Heflin. After the initial election of Trustees, the number of Trustees shall be seven or such other number as shall, from time to time, be determined by the Trustees pursuant to Section 4 of this Article IV. Except as described above with respect to the Initial Trustee, each Trustee shall serve during the continued term of the Trust until she or he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of her or his successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by her or him and delivered to any officer of the Trust or to the secretary of any meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following her or his resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a majority vote of the outstanding Shares of the Trust, as defined in the 1940 Act.

          Section 3. Effect of Death, Resignation or Removal of a Trustees. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees then in office. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Manager is empowered to appoint new Trustees, subject to the applicable provisions of the 1940 Act.

          Section 4. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees; the Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce their number; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and Transfer Shares pursuant to applicable law; declare and pay dividends and distributions to Shareholders from the assets available therefor; and in general exercise, or delegate to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, or Principal Underwriter, such authority as they consider desirable. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

          Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

          (a) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

          (b) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, purchase or write options on, lend, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities, commodities or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, the U.S. Government or any foreign government or any political subdivision of the U.S. Government or any foreign government, or any domestic or international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

          (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series or Class thereof;

          (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (e) To set record dates for the determination of Shareholders with respect to various matters, which, for purposes of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution; without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution; nothing in this subsection shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes);

          (f) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

          (g) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or a nominee or nominees or otherwise;

          (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security or property which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security or property held in the Trust;

          (i) To join with other security or property holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or property with, or transfer any security or property to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or property (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (l) To borrow funds or other property in the name of the Trust or any Series thereof exclusively for Trust or the relevant Series purposes and in connection therewith issue notes or other evidences of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

          (m) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

          (n) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being in or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

          (o) To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (p) To enter into contracts of any kind and description;

          (q) To interpret the investment policies, practices or limitations of any Series or Class;

          (r) To establish a registered office and have a registered agent in the State of Delaware;

          (s) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer or part of all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes.

          (t) Subject to the 1940 Act, to engage in any other lawful act or activity in which a business trust organized under the Delaware Act may engage; and

          (u) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general power of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

          The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series or Classes thereof. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

          Section 5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

          Section 6. Payment of Expenses by Shareholders. The Trustees shall have the power to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, at such intervals as the Trustees may determine, in advance or arrears, for charges of the Trust's transfer agent, Shareholder servicing or similar agent, an amount fixed, from time to time, by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

          Section 7. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, she or he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

          Section 8. Service Contracts. (a) Subject to such requirements and restrictions as may be set forth under applicable federal or state law and in the By-Laws, including, without limitation, on the date hereof the requirements of Section 15 of the 1940 Act, or any successor provision, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory, management or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Manager or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers or administrators and to determine from time to time, without prior consultation with the Trustees, what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

          (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under applicable federal or state law and in the By-Laws, including, without limitation, at the date hereof the requirements of Section 15 of the

1940 Act, or any successor provision; and any such contract may contain such other terms as the Trustees may determine.

          (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent or Shareholder servicing agent for the Trust or one or more of its Series (or Classes). Every such contract shall comply with such requirements and restrictions as may be set forth under applicable federal or state law and in the By-Laws or stipulated by resolution of the Trustees. The Trustees are empowered, at any time and from time to time, to retain sub-agents (foreign or domestic) in connection with any service provider to the Trust or one or more of its Series (or Classes).

          (d) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services, including, without limitation, accounting and pricing services, to the Trust or one or more of the Series (or Classes thereof), as the Trustees determine to be in the best interests of the Trust and the applicable Series (or Class).

          (e) The fact that:

               (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization, with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

               (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made with the Trust or any Series of the Trust also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

          Section 9. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

          Section 1. Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Trustees to the extent and as provided in Article IV, Section 2, and (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each Shareholder shall be entitled to one vote for each dollar of net asset value (determined as of the applicable record date) of each Share owned by such Shareholder (number of Shares owned times net asset value per Share) on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except
(i) when required by the 1940 Act, Shares shall be voted by individual Series or Class; and (ii) when the matter involves the termination of a Series or Class or any other action that the Trustees have determined will affect only the interests of one or more Series or Classes, then only Shareholders of such Series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

          Section 2. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, (i) thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting and (ii) when any one or more Series (or Classes) is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voting on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

          Section 3. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

          Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Registration Statement of the Trust as filed on Form N-1A or any successor form with the Commission (the "Registration Statement of the Trust") such bases and time or times for determining the net asset value of the Shares of any Series or Class, the net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable from time to time.

          Section 2. Redemptions and Repurchases.

          (a) The Trust shall purchase such Shares as are offered by any record holder of such Shares for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may, from time to time, authorize, and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the By-Laws and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provisions regarding the suspension of the right of redemption that are set forth in the Registration Statement of the Trust, and as the Trustees, in their absolute discretion, may prescribe. In the case of a suspension of the right of redemption as provided herein, a record holder of such Shares may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension.

          (b) The redemption price may, in any case or cases, be paid wholly or partly in-kind if the Trustees determine that such payment is advisable and in the interest of the remaining Shareholders of the Series or Class for which the Shares are being redeemed. The fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in-kind.

          (c) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable to involuntarily redeem any number, or principal amount, of Shares of such Person sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualifications. If the Trustees shall, at any time and in good faith, determine that a Shareholder is no longer an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, then the Trustees shall have the obligation by such means as they deem equitable to involuntarily redeem the Shares of such Shareholder. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

          (d) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing or regulatory authority.

          (e) Subject to the requirements of the 1940 Act, the Board of Trustees may cause the Trust to redeem, at the price and in the manner provided in this
Article VI, Shares of any Series or Class held by any Person (i) if such Person is no longer qualified to hold such Shares in accordance with such qualifications as may be established by the Trustees, (ii) if the net asset value of such Shares is below the minimum investment amount which is set forth in the Registration Statement of the Trust or (iii) if otherwise deemed by the Trustees to be in the best interest of the Trust or that particular Series (or Class) as a whole.

          (f) Shares redeemed shall, upon redemption, be deemed to be retired and restored to the status of unissued shares.

                                  ARTICLE VII

              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

          Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

          Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or Principal

Underwriter of the Trust. The Trust (i) may indemnify an agent of the Trust or any Person who is serving or has served at the Trust's request as an agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise and (ii) shall indemnify each Person who is, or has been, a Trustee, officer or employee of the Trust and any Person who is serving or has served at the Trust's request as a director, officer, trustee, or employee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, in the case of (i) and (ii), to the fullest extent consistent with the 1940 Act and in the manner provided in the By-Laws; provided that such indemnification shall not be available to any of the foregoing Persons in connection with a claim, suit or other proceeding by any such Person against the Trust or a Series (or Class) thereof.

          All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series (or Class thereof if the Trustees have included a Class limitation on liability in the agreement with such person as provided below), or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

          Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a statutory limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate including, without limitation, a requirement, in any note, bond, contract, instrument, certificate or undertaking made with respect to one or more Classes of any Series that the parties thereto look only to the assets of such Class or Classes in satisfaction of the liabilities arising thereunder. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

          Section 3. Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for her or his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which she or he becomes involved by virtue of her or his capacity or former capacity with the Trust.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 2. Termination of Trust or Series.

          (a) Unless dissolved as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series of Shares (or Class thereof) may be dissolved at any time by vote of a majority of the Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

          (b) Upon the requisite Shareholder vote or action by the Trustees to dissolve the Trust or any one or more Series of Shares (or any Class thereof), after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series (or any Class thereof) as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the several Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series (or Class thereof) shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

          (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

          Section 3. Reorganization and Master/Feeder.

          (a) Notwithstanding anything else herein, the Trustees may, without any Shareholder approval or vote unless such approval or vote is required by applicable law, in order to change the form or jurisdiction of organization of the Trust or for any other purpose (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation),
(ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iii) cause the Trust to reorganize under the laws of any state or other political subdivision of the United States, if such action is determined by the Trustees to be in the best interests of the Trust. Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 of Article VIII may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

          (c) The Trustees may, without any Shareholder approval or vote unless such approval or vote is required by applicable law, create one or more business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

          (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval (unless required by the 1940 Act), invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but not need) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or series thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

          Section 4. Amendments. Except as specifically provided in this Section 4 of Article VIII, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment that would affect their right to vote granted in Article V, Section 1 hereof, (ii) on any amendment to this Section 4 of Article VIII, (iii) on any amendment that may be required to be approved by Shareholders by applicable law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series (or Classes thereof) shall be authorized by a vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 4 with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

          Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          Section 6. Applicable Law.

          (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

          (b) Notwithstanding the first sentence of Section 6(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (x) the provisions of section 3540 of Title 12 of the Delaware Code or (y) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

          Section 7. Provisions in Conflict with Law or Regulations.

          (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, with the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

          Section 8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

          Section 9. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

          (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service on the Board of Trustees of the

Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust.

          (b) Unless a demand is not required under paragraph (a) of this
Section 9, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action.

          (c) Unless a demand is not required under paragraph (a) of this
Section 9, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

          For purposes of this Section 9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

          IN WITNESS WHEREOF, the Initial Trustee named below does hereby make and enter into this Declaration of Trust as of June 27, 2002.

                                       INITIAL TRUSTEE


                                       /s/ Daniel Heflin
                                       ------------------------------------
                                       Daniel Heflin, as Initial Trustee

                                   SCHEDULE I

Transfer restrictions referred to in Article III, Section 3 of this Agreement:

Name of Series                 Transfer Restrictions

CLARION TOTAL RETURN FUND      No Shares may be Transferred except (1) by
                               operation of law pursuant to the death,
                               bankruptcy, insolvency, adjudicated
                               incompetence, or dissolution of a Shareholder;
                               or (2) with the written consent of the Board of Trustees (which may be withheld in the sole and absolute discretion of the Board of Trustees), provided, that the Board of Trustees may not consent to a Transfer unless the Transferee is a Person whom or which the Board of Trustees believes is an "accredited investor" as defined in Regulation D under the Securities Act of 1933
                               Act, as amended, or is otherwise exempt from the requirements of such rule.

                                     BY-LAWS

                                       OF

                            CLARION INVESTMENT TRUST

                            A Delaware Business Trust

                                  INTRODUCTION

          A. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Clarion Investment Trust, a Delaware business trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

          B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

                                    ARTICLE I

                                     Offices

          Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

          Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

          Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II

                            Meetings of Shareholders

          Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

          Section 2. Call of Meetings. Meetings of the Shareholders may be called at any time by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the

Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. To the extent required by the 1940 Act, meetings of the Shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees upon the written request of Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote.

          Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

          If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Agreement and Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

          Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to the Shareholder by first-class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

          If any notice addressed to a Shareholder at the address appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if available to the Shareholder on written demand of the Shareholder to the Trust.

          An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

          Section 5. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares represented at that meeting, either in person or by proxy.

          When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty

(60) days from the date set for the original meeting in which case the Trustees shall set a new record date. If notice of any such adjourned meeting is required, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

          Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than elections of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

          Section 7. Waiver of Notice by Consent of Absent Shareholders. The actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if either before or after the meeting, a majority of the persons entitled to vote were present in person or by proxy or signed a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

          Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

          Section 8. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust or the 1940 Act, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Shareholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shareholders entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of votes required to authorize the proposed action have been filed with the Secretary.

          If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in
Section 4 of this Article II.

          Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.

          (a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

          If the Trustees do not so fix a record date or close the register or transfer books of the affected Series (or Classes), the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be such date as determined for that purpose by the Trustees, or if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution. Nothing in this Section 9 of Article II shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

          (c) Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

          Section 10. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact or other authorized agent. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked before the vote pursuant to that proxy by a written notice of revocation of the proxy by the person who executed it delivered to the Trust; by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or by a written notice to the Trust of the death or incapacity of the maker of that proxy. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

          Section 11. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any person(s) other than nominees for office to act as inspector(s) of election at the meeting or its adjournment. If no inspector(s) of election are so appointed, the Chairman of the meeting may appoint inspector(s) of election at the meeting. If any person appointed as an inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

          The inspector(s) shall:

          (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          (b) Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.


                                   ARTICLE III

                                    Trustees

          Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

          Section 2. Number of Trustees. The exact number of Trustees within any limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

          Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

          Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been designated in the notice for such meeting or as designated by the Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Except as provided under the 1940 Act, any regular or special meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

          Section 5. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

          Section 6. Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the President or any Vice President or the Secretary or any two (2) Trustees.

          Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least twenty-four
(24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

          Section 7. Quorum. A third of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

          Section 8. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or approves the minutes of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents or approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

          Section 9. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 10. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III.

          Section 11. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

          Section 12. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

          Section 13. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees, except as otherwise expressly provided herein or by resolution of the Trustees. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required vote of Trustees.


                                   ARTICLE IV

                                   Committees

          Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Trustee, shall have the authority of the Trustees, except with respect to:

          (a) the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

          (b) the filling of vacancies of Trustees;

          (c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

          (d) the amendment or termination of the Declaration of Trust or any Series or Class or amendment of the By-Laws or the adoption of new By-Laws;

          (e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

          (f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

          (g) the appointment of any other committees of the Trustees or the members of such new committees.

          Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.


                                    ARTICLE V

                                    Officers

          Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, a Chairman of the Board (Chairman), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or Shareholder.

          Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

          Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.


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


          Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees.

          Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

          Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

          Section 6. Chairman. The Chairman, if such an officer is elected, shall if present preside at meetings of the Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

          Section 7. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if there be such an officer, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Shareholders, and in the absence of the Chairman or if there be none, at all meetings of the Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws. The Board may appoint Co-Presidents, each of which shall have the power of the President.

          Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or the Chairman or by these By-Laws.

          Section 9. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and


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


place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings.

          The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each Shareholder.

          The Secretary shall give or cause to be given notice of all meeting of the Shareholders required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

          Section 10. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series and Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series and Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

          The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.


                                   ARTICLE VI

                     Indemnification of Trustees, Officers,
                           Employees and Other Agents

          Section 1. Agents, Proceedings, Expenses. For the purpose of this Article, "agent" means any person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise: "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

          Section 2. Indemnification. Subject to the exceptions and limitations contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.


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


          Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

          (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

          (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

          (i) by the court or other body before which the proceeding was brought;

          (ii) by at least a majority of those Trustees who are neither Interested Persons (within the meaning of the 1940 Act) of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

          (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

          Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

          Section 5. Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article VI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article VI.


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


          Section 6. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.


                                   ARTICLE VII

                               Records and Reports

          Section 1. Maintenance and Inspection of Share Registrar. The Trust shall maintain at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Trustees, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Series (and, as applicable, Class) of Shares held by each Shareholder, and the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Trustees from time to time, the record of the Trust's Shareholders shall be open to inspection upon the written request of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a Shareholder.

          Section 2. Maintenance and Inspection of By-Laws. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

          Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders and the Trustees and any committee or committees of the Trustees shall be kept at such place or places designated by the Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Minute books shall be open to inspection upon the written request of any Shareholder at reasonable times during usual business hours for a purpose reasonably related to the Shareholder's interests as a Shareholder. Any such inspection may be made in person or by an agent and shall include the right to copy. Notwithstanding the foregoing, the Trustees shall have the right to keep confidential from Shareholders for such period of time as the Trustees deem reasonable, any information which the Trustees reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Trustees in good faith believe is not in the best interests of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

          Section 4. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical


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


properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 5. Financial Statements. A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

          The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.


                                  ARTICLE VIII

                                 General Matters

          Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

          Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 3. Certificates for Shares. The Trustees may at any time authorize the issuance of Share certificates for any one or more Series or Classes. In that event, each Shareholder of an affected Series or Class shall be entitled upon request to receive a certificate evidencing such Shareholder's ownership of Shares of the relevant Series or Class (in such form as shall be prescribed from time to time by the Trustees). All certificates shall be signed in the name of the Trust by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the Series of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.


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


          Section 4. Lost Certificates. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Trustees may, in the event any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

          Section 5. Representation of Shares of Other Entities held by Trust. The President or any Vice President or any other person authorized by the Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

          Section 6. Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by the Trustees. The fiscal year of the Trust shall be the taxable year of each Series and Class of the Trust.

          Section 7. Seal. The seal of the Trust, if utilized, shall consist of the words "Clarion Investment Trust, Delaware Business Trust, 2002" in a circle. However, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                   ARTICLE IX

                                   Amendments

          Section 1. Amendment. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by the Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.

          Section 2. Incorporation by Reference into Agreement and Declaration of Trust by the Trust. These By-Laws and any amendments thereto shall be deemed incorporated by reference in the Declaration of Trust.



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